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                                                                    Exhibit 99.1

FOR: NEOWARE SYSTEMS, INC.
CONTACT: Vincent T. Dolan, CFO
Vince.dolan@neoware.com
610-277-8300


KCSA Joseph A. Mansi/Todd Fromer
CONTACTS: (212) 896-1205/(212) 896-1215
jmansi@kcsa.com/tfromer@kcsa.com


NEOWARE SYSTEMS, INC. NAMES
MICHAEL KANTROWITZ PRESIDENT AND CEO
- - - - -
Move Reflects Company's new Focus on Linux and Windows-based
Information Appliances

KING OF PRUSSIA, Penn., February 14, 2000 -- Neoware Systems,  Inc.
(NASDAQ: NWRE) announced today that it has appointed Michael Kantrowitz (39) President and Chief Executive Officer.

Mr. Kantrowitz, who had been Neoware's Executive Vice President, replaces Edward Callahan, who will stay with the Company through April 30 to assist with the transition.

The Company said that the appointment of Mr. Kantrowitz was motivated by Neoware's strategy to extend its market focus to Linux and Windows-based information appliances. "Mike has always been the visionary for our Company," stated Arthur Spector, Neoware's Chairman. "Ed Callahan was brought to Neoware with valuable skills and experience running large organizations," Spector continued. " He has restructured the Company and positioned it to be successful in its new strategy. The Board of Directors and I thank Ed for his leadership and we wish him well in his future endeavors," stated Mr. Spector.

"As the person who created our new information appliance strategy, Mike is the right choice to lead the Company as we build our business in this exciting new market," Mr. Spector continued.

"Neoware has the technology and the vision to become a leader in the emerging market for information appliances," stated Michael Kantrowitz, Neoware's new President and CEO. "We plan to offer our customers software, systems and solutions that enable appliance computing, which means that we'll connect people with computing power through simple, easy-to-manage information appliances that are designed to get to work right out of the box.""We intend to partner with other companies to create information appliances for various vertical markets," Mr. Kantrowitz continued. "Combined with software from other companies, our new appliance products could be used as thin clients, web kiosks for electronic commerce, email stations, point of sale machines, firewalls, routers, security devices for virtual private networks, and for various other uses. We're excited by the promise of these new products."

Mr. Kantrowitz has been Executive Vice President of Neoware and a member of the Board of Directors since 1995, and has been responsible for business development, marketing and sales. Prior to this, he held executive management positions with Human Designed Systems, including Vice President of Marketing and Sales, and Executive Vice President. Mr. Kantrowitz previously held positions with Adage Corporation and Raytheon Company. Mr. Kantrowitz holds a BSEE degree from the University of Lowell.


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About Neoware
Neoware designs, develops and markets information appliances based upon embedded versions of the Linux and Windows operating systems. Neoware's products are designed to run limited local applications for specific vertical markets, plus allow access to Linux servers, the Internet and Windows-based applications running on multi-user Windows NT servers. Neoware's information appliances are designed as an alternative to general-purpose personal computers, offering easier installation, as well as lower up-front and administrative costs. More information about Neoware can be found on the Web at http://www.neoware.com or via email at info@neoware.com. Neoware is based in King of Prussia, PA.

# # #
This release contains forward-looking statements that are within the meaning of the Private Securities Litigation Reform Act of 1995, and relate to, the development of the Company's products and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those in such forward looking statements. Forward looking statements include those concerning the emerging market for information appliances, development and marketing of the company's information appliances to enable appliance computing, potential partnerships with other software companies, anticipated purchases by customers and the Company's competitive position. The words "believe", "expect", "intend", "anticipate", variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include risks associated with the Neoware's new strategy focusing on information appliances, including the new Linux-based products, the Company's ability to obtain additional financing and strategic partnerships, customers' acceptance of Neoware's products, pricing pressures, the Company's ability to lower its costs, rapid technological changes in the industry, growth of the information appliance market and increased competition. Reference is made to the Company's Annual Report on Form 10-K for the year ended June 30, 1999 filed with the SEC for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward- looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Neoware is a registered trademark of Neoware Systems Inc., Microsoft and Windows NT are registered trademarks of Microsoft Corporation. All other names products and services are trademarks or registered trademarks of their respective holders.